Exhibit 99.1

SOFTVEST, L.P., C/O D.F. KING & CO., INC.
28 LIBERTY STREET, 53RD FLOOR
NEW YORK, NY 10005

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time on , 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02738-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PERMIAN BASIN ROYALTY TRUST

We recommend a vote "FOR" each of the below proposals:

	Proposal	For	Against	Abstain
1.	Approval and adoption of the terms of Amendment No. 3 to the Permian Basin Royalty Trust Indenture, dated as of November 1, 1980, as later restated and amended, to effect the business combination (the "Business Combination") pursuant to the Combination Agreement, dated as of July 28, 2026 by and among PBT Land and Minerals, Inc., PBT Sub, Inc., PBT Land and Minerals OpCo, LLC, Blackbeard Holdings, LLC, Blackbeard Security Holdings, LLC and Greybeard Energy, LLC.	☐	☐	☐
2.	Approval and adoption of the terms of the PBT Land and Minerals, Inc. Omnibus Incentive Plan, to be effective upon the consummation of the Business Combination.	☐	☐	☐
3.	Approval of the adjournment of the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of the above proposals.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Special Meeting Proxy is available at www.proxyvote.com. T02739-TBD PERMIAN BASIN ROYALTY TRUST SPECIAL MEETING OF HOLDERS OF UNITS OF BENEFICIAL INTEREST , 2026 CENTRAL TIME THIS PROXY IS SOLICITED ON BEHALF OF PBT LAND AND MINERALS, INC., SOFTVEST, L.P., SOFTVEST ADVISORS, LLC, SOFTVEST GP I, LLC AND ERIC L. OLIVER (COLLECTIVELY, THE "PARTICIPANTS"). THIS PROXY SOLICITATION IS NOT BEING MADE BY OR ON BEHALF OF PERMIAN BASIN ROYALTY TRUST The undersigned appoint(s) each of Eric L. Oliver and Kline Oliver as proxy (each and any substitute, a "Proxyholder") with full power of substitution and with discretionary authority to vote all units of beneficial interest (the "Units") of Permian Basin Royalty Trust (the "Trust"), which the undersigned would be entitled to vote if personally present at the special meeting scheduled to be held at Central Time, on , 2026, at the offices of Argent Trust Company, 4200 South Hulen Street, Suite 217, Fort Worth, Texas 76109, and any adjournment or postponement thereof (the "Special Meeting"). The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the Units held by the undersigned and hereby ratifies and confirms all actions the herein named Proxyholders, their substitutes, or any of them may lawfully take by virtue hereof. Other than the proposals set forth on the reverse side of this card, the Participants are not aware of any other matters to be considered at the Special Meeting. However, should other matters, unknown a reasonable time before the Special Meeting, be brought before the Special Meeting, each Proxyholder will vote on such matters in its discretion. If properly executed, this proxy will be voted as directed and each Proxyholder will vote in his or her discretion with respect to any other matters, unknown a reasonable time before the Special Meeting, as may properly come before the Special Meeting. IF NO DIRECTION IS INDICATED WITH RESPECT TO PROPOSALS ONE, TWO AND THREE ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS ONE, TWO AND THREE. Continued and to be signed on reverse side